                                                                   Exhibit 10.18

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------










                      REVLON CONSUMER PRODUCTS CORPORATION,
                                   AS BORROWER






                            ------------------------

             SENIOR UNSECURED SUPPLEMENTAL LINE OF CREDIT AGREEMENT

                          Dated as of February 5, 2003

                            -------------------------







                       MACANDREWS & FORBES HOLDINGS INC.,


                                    AS LENDER








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SECTION 1. DEFINITIONS......................................................1
         1.1      Defined Terms.............................................1
         1.2      Other Definition Provisions...............................6

SECTION 2. AMOUNT AND TERMS OF COMMITMENT...................................6
         2.1      The Commitment............................................6
         2.2      Procedure for Borrowing...................................6
         2.3      Voluntary Termination or Reduction of the Commitment......7
         2.4      Repayment of Loans; Evidence of Debt......................7
         2.5      Use of Proceeds...........................................8

SECTION 3. PROVISIONS RELATING TO THE LOANS.................................8
         3.1      Optional Prepayments......................................8
         3.2      Mandatory Prepayments.....................................8
         3.3      Restriction on Payments of Loans..........................8
         3.4      Interest Rate and Payment Dates...........................9
         3.5      Method of Payments........................................9

SECTION 4. REPRESENTATIONS AND WARRANTIES...................................9
         4.1      Corporate Existence......................................10
         4.2      Corporate Power..........................................10
         4.3      No Legal Bar to Loans....................................10

SECTION 5. CONDITIONS PRECEDENT............................................10
         5.1      Conditions to Initial Loan...............................10
         5.2      Conditions to Each Loan..................................11

SECTION 6. AFFIRMATIVE AND NEGATIVE COVENANTS..............................12
         6.1      Certain Covenants of the 9% Note Indenture...............12
         6.2      Change of Control........................................14
         6.3      Successor Company........................................14
         6.4      Further Assurances.......................................15

SECTION 7. EVENTS OF DEFAULT...............................................15
         7.1      Events of Default........................................15

SECTION 8. MISCELLANEOUS...................................................17
         8.1      Amendments and Waivers...................................17
         8.2      Notices..................................................17
         8.3      No Waiver; Cumulative Remedies...........................18
         8.4      Survival of Representations and Warranties...............18
         8.5      Payment of Expenses; General Indemnity...................18
         8.6      Successors and Assigns...................................19

                                                                         Page
                                                                         ----

         8.7      Counterparts.............................................19
         8.8      Severability.............................................19
         8.9      Integration..............................................19
         8.10     GOVERNING LAW............................................19
         8.11     Submission To Jurisdiction; Waivers......................19
         8.12     WAIVERS OF JURY TRIAL....................................20

             SENIOR UNSECURED SUPPLEMENTAL LINE OF CREDIT AGREEMENT



         SENIOR UNSECURED SUPPLEMENTAL LINE OF CREDIT AGREEMENT, dated as of February 5, 2003, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Borrower"), and MACANDREWS & FORBES HOLDINGS INC., a Delaware corporation (the "Lender").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Borrower has requested the Lender to extend credit on a senior unsecured basis in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow, on a revolving basis, at any time and from time to time prior to the Termination Date in an aggregate principal amount at any time outstanding not to exceed $40,000,000 during 2003 and not to exceed $65,000,000 during 2004;

         WHEREAS, the Lender is willing to make such loans to the Borrower only on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):"Adjusted Multi-Currency Commitment" means the Aggregate Multi-Currency Commitment (excluding any undrawn portions of the Currency Sublimits in an aggregate amount not to exceed the amount reasonably determined by the Borrower to be advisable to be maintained in order to provide the flexibility the Local Borrowers require from time to time to borrow in non-Dollar currencies).

         "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Aggregate Multi-Currency Commitment" has the meaning set forth in the Bank Credit Agreement.

         "Agreement" shall mean this Senior Unsecured Supplemental Line of Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Available Commitment" means, at any time, an amount equal to the excess, if any, of (a) the Commitment over (b) the aggregate principal amount of all Loans then outstanding.

         "Available Term Loan Commitment" means, at any time, the difference equal to (a) the "Commitment" as defined in the Term Loan Agreement minus (b) the aggregate original principal amount of Term Loans issued under the Term Loan Agreement.

         "Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of November 30, 2001, by and among the Borrower, certain Local Borrowing Subsidiaries from time to time parties thereto, certain financial institutions from time to time parties thereto, the Co-Agents named therein, the Arranger named therein, the Documentation Agent and Syndication Agent named therein, and JPMorgan Chase Bank, as Administrative Agent, as amended, supplemented and otherwise modified from time to time.

         "Bank Letter of Credit" means a letter of credit issued under the Bank Credit Agreement.

         "Bank Revolving Loan" means a Revolving Credit Loan, a Swing Line Loan, a Local Loan or an Acceptance made under (and as such terms are defined in) the Bank Credit Agreement.

         "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

         "Borrower" is defined in the introductory paragraph of this Agreement.

         "Borrower's Bank Account" is defined in Section 2.2(a) hereof.

         "Borrowing Amount", "Borrowing Date" and "Borrowing Notice" are each defined in Section 2.2(a) hereof.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Change of Control" has the meaning set forth in the 9% Note Indenture.

         "Commitment" means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding of up to $40,000,000 for the period from the Effective Date through and including December 31, 2004, increasing to $65,000,000 for the period from and including January 1, 2004 through and including December 31, 2004, as such obligation is reduced from time to time in accordance with Section 2.3 hereof.

         "Commitment Period" means the period from and including the Effective Date to but not including the Termination Date.

         "Contractual Obligation" means, with respect to any Person, any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, guarantee, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

         "Currency Sublimit" has the meaning set forth in the Bank Credit Agreement.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Debt" has the meaning set forth in the 9% Note Indenture.

         "Default" means any of the events specified in Section 7.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "Effective Date" is defined in Section 5.1 hereof.

         "Eurodollar Loans" has the meaning set forth in the Bank Credit Agreement.

         "Event of Default" means any of the events specified in Section 7.1 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States of America or foreign).

         "Interest Payment Date" means, as to any Loan, March 31, June 30, September 30 and December 31 of each year.

         "Investment Agreement" means the Investment Agreement, dated as of February 5, 2003, by and among Revlon, the Borrower and the Lender, as amended, supplemented and modified from time to time.

         "Lender" is defined in the introductory paragraph of this Agreement.

         "Liquidity" means, at any time, the sum of the following available amounts at such time: (a) Unrestricted Cash of the Borrower and its Subsidiaries, (b) the funds available under the Multi-Currency Commitments (as defined in the Bank Credit Agreement) to the extent no default or event of default has occurred and is continuing under the Bank Credit Agreement, (c) funds available under the Available Commitment under this Agreement, (d) funds available under other indebtedness permitted pursuant to Section 11.2(n) of the Bank Credit Agreement to the extent such indebtedness, including the commitment with respect thereto, is evidenced by documentation reasonably acceptable to the Administrative Agent under the Bank Credit Agreement, (e) funds available under the Term Loan Agreement to the extent no default or event of default has occurred and is continuing thereunder and (f) (prior to the consummation of the Rights Offering) funds available to the Borrower as a result of sales of Series C Preferred by Revlon pursuant to Section 2.6 of the Investment Agreement to the extent that the conditions set forth therein to the obligations of the Lender or its Affiliate (other than REV Holdings LLC) to purchase Series C Preferred are being satisfied.

         "Liquidity Condition" is defined in Section 3.3 hereof.

         "Loans" is defined in Section 2.1(a) hereof.

         "Local Borrower" has the meaning set forth in the Bank Credit
Agreement.

         "Maximum Rate" is defined in Section 3.4(a) hereof.

         "9% Note Indenture" means the Indenture, dated as of November 6, 1998, between the Borrower and U.S. Bank Trust National Association, as trustee, relating to the 9% Notes as in effect on the date hereof.

         "9% Notes" means the 9% Senior Notes due 2006 of the Borrower and the 9% Senior Exchange Notes due 2006 of the Borrower.

         "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition under any Bankruptcy Law, or the commencement of any insolvency, reorganization or like proceeding under any Bankruptcy Law, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Offer Amount" is defined in Section 6.1(c)(ii)(A) hereof.

         "Person" means an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of any nature whatsoever.

         "Purchase Date" is defined in Section 6.1(c)(ii)(A) hereof.

         "Requirement of Law" means, for any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

         "Revlon" means Revlon, Inc., a Delaware corporation.

         "Rights Offering" has the meaning set forth in the Investment
Agreement.

         "Series C Preferred" means the Series C Preferred Stock, par value $0.01 per share, of Revlon, which will have the rights, preferences and privileges set forth in a certificate of designations, powers, preferences and rights which will contain substantially the terms set forth on Exhibit C to the Investment Agreement.

         "Subsidiary" of any Person means a corporation or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided that, (a) unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) unless otherwise qualified, all references to a "wholly-owned Subsidiary" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower of which the Borrower directly or indirectly owns all of the capital stock or other ownership interests (other than directors' qualifying shares).

         "Term Loan" means a "Loan" as defined in the Term Loan Agreement.

         "Term Loan Agreement" means the $100,000,000 Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of February 5, 2003, between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time.

         "Termination Date" means December 31, 2004 or, if earlier, the date upon which the Commitment shall terminate in accordance with the terms hereof.

         "Unrestricted Cash" means cash and Cash Equivalents (as defined the Bank Credit Agreement) which the Borrower or its Subsidiaries may utilize to fund working capital requirements and which is not subject to a lien that restricts the ability of the Borrower or its relevant Subsidiary to withdraw and use such cash or Cash Equivalents (other than the liens governed by the Collateral Agency Agreement (as defined in the Bank Credit Agreement)) and which does not consist of compensating balances for indebtedness permitted under the Bank Credit Agreement.

         1.2 Other Definition Provisions.

                  (a) All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENT

         2.1 The Commitment.

                  (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving loans ("Loans") in Dollars to the Borrower from time to time during the Commitment Period with an aggregate amount of principal outstanding at any one time not to exceed the amount of the Commitment then in effect; provided, that no Loan shall be made unless, as of the applicable Borrowing Date, (i) the Adjusted Multi-Currency Commitment has been substantially drawn after giving effect to any Bank Revolving Loans to be made, and any Bank Letters of Credit to be issued, under the Bank Credit Agreement substantially concurrently with such Loan, (ii) the Available Term Loan Commitment is zero, after giving effect to any Term Loans to be made under the Term Loan Agreement substantially concurrently with such Loan and (iii) (prior to the consummation of the Rights Offering) the Lender or its Affiliate (other than REV Holdings LLC) shall have purchased Series C Preferred for an aggregate purchase price of $50,000,000 pursuant to Section 2.6 of the Investment Agreement, after giving effect to any purchases of Series C Preferred to be made by the Lender or its Affiliate (other than REV Holdings LLC) substantially concurrently with such Loan.

                  (b) During the Commitment Period, the Borrower may use the Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         2.2 Procedure for Borrowing.

                  (a) The Borrower may borrow under the Commitment during the Commitment Period on any Business Day; provided, that the Borrower shall deliver to the Lender a written notice (a "Borrowing Notice") which must (i) specify the date on which such borrowing is to be made (the "Borrowing Date"), the amount to be borrowed from the Lender on such Borrowing Date (the "Borrowing Amount"), and the bank account and other pertinent wire transfer instructions of the Borrower to which such borrowing is to be deposited by the Lender (the "Borrower's Bank Account"), (ii) certify that all applicable conditions to such borrowing hereunder have been satisfied and (iii) be received by the Lender prior to 1:00 P.M., New York City time, three (3) Business Days prior to such Borrowing Date.

                  (b) On each Borrowing Date set forth in a Borrowing Notice, the Lender will make a Loan to the Borrower in an amount equal to the lesser of
(i) the Borrowing Amount set forth in such Borrowing Notice, and (ii) the undrawn portion of the Commitment as then in effect by making the proceeds thereof available to the Borrower in immediately available funds in Dollars not later than 4:00 p.m., New York City time, on such Borrowing Date to the Borrower's Bank Account.

         2.3 Voluntary Termination or Reduction of the Commitment. The Borrower shall have the right, in its sole discretion, to terminate the Commitment or, from time to time, to permanently reduce the Commitment during the Commitment Period by delivering to the Lender a written notice specifying such termination or the amount of such reduction. Any termination of or permanent reduction in the Commitment pursuant to this Section 2.3 shall take effect on the date specified in such written notice.

         2.4 Repayment of Loans; Evidence of Debt.

                  (a) Subject to Section 3.3, the Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan on the Termination Date. The Borrower hereby further agrees to pay to the Lender interest on the unpaid principal amount of each Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and in the manner set forth in Section 3.4 hereof.

                  (b) The Lender shall maintain an account evidencing the indebtedness of the Borrower to the Lender resulting from the Loans, including the outstanding principal amount of each Loan, accrued and unpaid interest outstanding in respect thereof and the amount of any sum received by the Lender hereunder from the Borrower in respect of the Loans and the manner in which it was applied. The entries made in such account of the Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

         2.5 Use of Proceeds. The Borrower shall use the proceeds of the Loans hereunder to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes. Such use may include repaying Bank Revolving Loans if (i) the Adjusted Multi-Currency Commitment continues to be substantially drawn after giving effect to such repayment of Bank Revolving Loans, and to any Bank Revolving Loans to be made, and to any Bank Letters of Credit to be issued, under the Bank Credit Agreement substantially concurrently with such repayment, (ii) the Available Term Loan Commitment is zero after giving effect to any Term Loans to be made under the Term Loan Agreement substantially concurrently with such repayment and (iii) (prior to the consummation of the Rights Offering) if the Lender or its Affiliate (other than REV Holdings LLC) shall have purchased Series C Preferred for an aggregate purchase price of $50,000,000 pursuant to Section 2.6 of the Investment Agreement, after giving effect to any purchases of Series C Preferred to be made by the Lender or its Affiliate (other than REV Holdings LLC) substantially concurrently with such Loan.

         SECTION 3. PROVISIONS RELATING TO THE LOANS

         3.1 Optional Prepayments. Subject to Section 3.3 hereof, the Borrower may prepay the Loans, in whole or in part, at any time without premium or penalty. Each such optional prepayment shall be applied first to accrued and unpaid interest on the Loans, and then to the outstanding principal amount of the Loans on a pro rata basis.

         3.2 Mandatory Prepayments. Subject to Section 3.3 hereof:

                  (a) if, at any time, the aggregate outstanding principal amount of the Loans exceeds the Commitment then in effect, the Borrower shall immediately repay the principal amount of the Loans in an amount equal to such excess.

                  (b) upon the effective date of any reduction in the Commitment pursuant to Section 2.3 hereof, the Borrower shall prepay on such date the principal amount of the Loans then outstanding in excess of the Commitment after giving effect to such reduction.

                  (c) the Borrower shall make mandatory prepayments of the Loans upon a Change of Control in accordance with Section 6.2 hereof.

                  (d) on the Termination Date, the Commitment shall terminate and the Borrower shall cause all outstanding Loans, together with any interest accrued but unpaid thereon, to be paid in full.

         3.3 Restriction on Payments of Loans. Notwithstanding anything to the contrary in this Agreement, no amount of the Loans shall be, or required hereunder to be, repaid or prepaid prior to January 31, 2004 at any time when, after giving effect to such repayment or prepayment, the Borrower and its Subsidiaries would not have, on a consolidated basis, Liquidity of at least $20,000,000 (the "Liquidity Condition"); provided, that any amount of the Loans that otherwise would have been required to be repaid or prepaid prior to January 31, 2004 but for the operation of this
Section 3.3 shall be due and payable on the earlier to occur of (i) the first Business Day on which, after giving effect to such repayment or prepayment, the Liquidity Condition would be satisfied and (ii) January 31, 2004.

         3.4 Interest Rate and Payment Dates.

                  (a) Each Loan shall bear interest on the unpaid principal amount thereof at a rate per annum from time to time equal to the lesser of (i) 12.0% and (ii) the rate that is twenty-five one-hundredths of one percent (0.25%) less than the rate payable from time to time on Eurodollar Loans (as defined in the Bank Credit Agreement) under the Bank Credit Agreement, including any default rate applicable thereto pursuant to Section 7.6(e) of the Bank Credit Agreement (the rate described in this clause (ii), the "Maximum Rate").

                  (b) If all or a portion of any Loan, any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration, as a result of an event requiring a mandatory prepayment or otherwise), then, for so long as such amount remains unpaid, such overdue amount shall bear interest at a rate per annum equal to the lesser of (i) 14.0% and (ii) the Maximum Rate.

                  (c) Interest on the outstanding principal amount of each Loan from time to time shall accrue and be payable in arrears in cash on each Interest Payment Date. Any accrued and unpaid interest on the Loans shall be payable in full in cash on the Termination Date.

                  (d) Interest shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

         3.5 Method of Payments.

                  (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, costs and expenses shall be made without set-off, counterclaim, deduction or withholding and shall be made to the Lender at such location or to such account as the Lender may specify to the Borrower, on or prior to 1:00 P.M., New York City time, on the due date thereof, in Dollars and in immediately available funds.

                  (b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants to the Lender that:

         4.1 Corporate Existence. The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Corporate Power.

                  (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement and to borrow hereunder, and it has taken as of the Effective Date all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.

                  (b) No consent of any other Person (including, without limitation, stockholders or creditors of the Borrower or of any parent entity of the Borrower), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Borrower, except for any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

                  (c) This Agreement has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by Bankruptcy Laws or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

         4.3 No Legal Bar to Loans. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any Contractual Obligation or material Requirement of Law to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any lien on any of their respective material properties or assets pursuant to the provisions of any such Contractual Obligation.

         SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Initial Loan. The obligation of the Lender to make the initial Loan requested to be made by it shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent (the date on which said conditions are satisfied or waived being herein called the "Effective Date"):

                  (a) Agreement. The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower.

                  (b) Amendment to Bank Credit Agreement. An amendment to the Bank Credit Agreement to permit the transactions contemplated by this Agreement shall have become effective and binding upon the parties thereto and shall be in form and substance reasonably satisfactory to the Lender.

                  (c) Certificates. The Lender shall have received (i) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying the resolutions of the Borrower's board of directors (or executive committee thereof) approving and authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder and (ii) a certificate of the Secretary or Assistant Secretary of Revlon dated the Effective Date, certifying the resolutions of Revlon's board of directors (or executive committee thereof) approving and authorizing the Borrower to execute, deliver and perform this Agreement and to borrow hereunder.

                  (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the conditions set forth in Section 5.2 hereof shall have been satisfied or waived by the Lender.

         5.2 Conditions to Each Loan. The obligation of the Lender to make any Loan requested to be made on any Borrowing Date (including, without limitation, the initial Loan) shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent:

                  (a) Utilization of Other Funding. As of the Borrowing Date,
(i) the Adjusted Multi-Currency Commitment shall have been substantially drawn after giving effect to any Bank Revolving Loans to be made, and any Bank Letters of Credit to be issued, under the Bank Credit Agreement substantially concurrently with such Loan, (ii) the Available Term Loan Commitment shall be zero, after giving effect to any Term Loans to be made under the Term Loan Agreement substantially concurrently with such Loan and (iii) (prior to the consummation of the Rights Offering) the Lender or its Affiliate (other than REV Holdings LLC) shall have purchased Series C Preferred for an aggregate purchase price of $50,000,000 pursuant to Section 2.6 of the Investment Agreement, after giving effect to any purchases of Series C Preferred to be made by the Lender or its Affiliate (other than REV Holdings LLC) substantially concurrently with such Loan.

                  (b) Credit Availability. The amount of the Loan requested to be made on such Borrowing Date shall not exceed the amount that the Lender is obligated to make in accordance with Section 2.1(a) hereof.

                  (c) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date, both before and after giving effect to such Loan and the use of the proceeds thereof.

                  (d) No Event of Default. No Event of Default shall have occurred and be continuing on such Borrowing Date, both before and after giving effect to the Loan requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the Borrowing Date thereof that the conditions contained in this Section 5.2 have been satisfied.

         SECTION 6. AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitment remains in effect or any amount is owing to the Lender hereunder:

         6.1 Certain Covenants of the 9% Note Indenture. (a) The Borrower will observe and perform all of the covenants applicable to it and its Subsidiaries under the following Sections of the 9% Note Indenture, which covenants (together with the definitions of such terms as may be used therein and as such covenants and such definitions are in effect as of the date hereof) are hereby incorporated herein by reference, mutatis mutandis:

                           (i) Section 4.03 (Limitation on Debt);

                           (ii) Section 4.04 (Limitation on Liens);

                           (iii) Section 4.05 (Limitation on Restricted
Payments);

                           (iv) Section 4.06 (Limitation on Restrictions on
Distributions from Subsidiaries);

                           (v) Section 4.07 (Limitation on Sales of Assets and
Subsidiary Stock) (excluding paragraph (c) thereof and subject to subsection (c) of this Section 6.1); and

                           (vi) Section 4.08 (Limitations on Transactions with
Affiliates).

                  (b) Any amendments, supplements or other modifications to
Section 4.03, 4.04, 4.05, 4.06, 4.07 or 4.08 of the 9% Note Indenture after the date hereof shall not be incorporated herein by reference without the prior written consent of the Lender. In the event that the 9% Note Indenture shall expire, terminate or be canceled, the provisions of Sections 4.03, 4.04, 4.05, 4.06, 4.07 (excluding paragraph (c) thereof and subject to subsection (c) of this Section 6.1) and 4.08 thereof shall be deemed to be thereafter incorporated herein by reference, mutatis mutandis, as such provisions were in effect immediately prior to such expiration, termination or cancellation (without giving effect to any amendments, supplements or modifications after the date hereof, and prior to such expiration, termination or cancellation, which the Lender has not agreed to incorporate) and as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  (c) With respect to Section 4.07 of the 9% Note Indenture as incorporated by reference into this Agreement, the following additional terms shall apply:

                           (i) If the applicable Asset Disposition (as defined
in the 9% Note Indenture) requires that an Offer (as defined in the 9% Note Indenture) be made pursuant to Section 4.07(a)(iii)(C) of the 9% Note Indenture, the Borrower shall designate under Section 4.07(b) of the 9% Note Indenture the Loans as Pari Passu Debt (as defined in the 9% Note Indenture) to be purchased at a price equal to 100% of the aggregate outstanding principal amount of the Loans, without premium, plus accrued interest as of the Purchase Date (as defined in the 9% Note Indenture) to be subject to an Offer unless otherwise prohibited from doing so under the terms of any agreement governing Debt permitted under clause (i) of Section 6.1(a) hereof.

                           (ii) If an Offer to purchase the Loans is required to
be made, such Offer shall be made in accordance with the following procedure:

                                (A) Promptly, and in any event within five days
                  after the last date by which the Borrower must have applied Net Available Cash (as defined in the 9% Note Indenture) pursuant to Section 4.07(a)(iii)(B) of the 9% Note Indenture as incorporated herein pursuant to clause (v) of Section 6.1(a) hereof, the Borrower shall be obligated to deliver to the Lender a written notice stating that the Lender may elect to have the Loans purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) at the purchase price specified in Section 6.1(c)(i) hereof. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice and corresponding to the purchase date established under the 9% Note Indenture (the "Purchase Date") and shall contain information describing the Asset Dispositions, refer to procedures described in this
                  Section 6.1(c)(ii), the amount of the Offer (the "Offer Amount"), the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and the compliance of such allocation with the provisions of
                  Section 4.07(a) of the 9% Note Indenture as incorporated herein pursuant to clause (v) of Section 6.1(a) hereof. If the Lender elects to have all or any part of the Loans purchased in accordance with paragraph (B) below (subject to prorationing as hereinafter described in the event the Offer is oversubscribed), the Borrower shall cause the trustee under the 9% Note Indenture to deliver payment to the Lender in the amount of the applicable purchase price on the Purchase Date.

                                (B) The Lender, if electing to have all or any
                  part of the Loans purchased, will be required to send written notice thereof to the Borrower at the address specified in the notice of the Offer at least ten Business Days prior to the Purchase Date, specifying the principal amount of the Loans to be purchased. The Lender will be entitled to withdraw its election if the Borrower receives not later than three Business

                  Days prior to the Purchase Date, a facsimile transmission or letter setting forth a statement that the Lender is withdrawing his election to have the Loans purchased. If the amount of Loans the Lender elects to have purchased, together with the amount of the 9% Notes and other Pari Passu Debt surrendered for tender, exceeds the Offer Amount, the Borrower will cause the Loans elected by the Lender to be purchased to be so purchased on a pro rata basis with the 9% Notes and other Pari Passu Debt selected by the Borrower to be purchased in accordance with Section 4.07(c)(3) of the 9% Note Indenture.

         6.2 Change of Control. Subject to Section 3.3 hereof, upon the occurrence of a Change of Control, the Borrower shall provide prompt written notice thereof to the Lender, the Commitment shall immediately and automatically be reduced to an amount equal to the aggregate principal amount of the Loans then outstanding, and the Borrower shall prepay the Loans in full, together with all accrued interest thereon, on the purchase date for the 9% Notes determined in accordance with Section 4.09 of the 9% Note Indenture.

         6.3 Successor Company.

                  (a) The Borrower shall not consolidate or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not the Borrower) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by a written assumption agreement executed and delivered to the Lender, in form satisfactory to the Lender, all the obligations of the Borrower under this Agreement;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to clause (i) of Section 6.1(a) hereof;

                  (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth (as defined in the 9% Note Indenture) in an amount which is not less than the Consolidated Net Worth of the Borrower immediately prior to such transaction; and

                  (v) the Borrower shall have delivered to the Lender an officers' certificate and an opinion of counsel to the Borrower, each in form and substance satisfactory to the Lender, stating that such consolidation, merger or transfer and such assumption agreement (if any) comply with this Agreement;

provided, that this Section 6.3(a) shall not prohibit a Wholly Owned Recourse Subsidiary (as defined in the 9% Note Indenture) from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Borrower.

                  (b) The resulting, surviving or transferee Person shall be the successor Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Borrower under this Agreement and thereafter, except in the case of a lease, the predecessor Borrower shall be discharged from all obligations and covenants under this Agreement.

         6.4 Further Assurances. Upon the request of the Lender, the Borrower will execute and deliver such further instruments, provide such further information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         SECTION 7. EVENTS OF DEFAULT

         7.1 Events of Default. An "Event of Default" occurs if:

                  (a) the Borrower defaults in any payment of interest on any Loan when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Borrower defaults in the payment of the principal of any Loan when the same becomes due and payable;

                  (c) the Borrower fails to comply with Section 6.3 hereof;

                  (d) the Borrower fails to comply with the covenants incorporated by reference in clauses (i), (ii), (iii), (iv), (v) and (vi) of
Section 6.1(a) hereof and such failure continues for 30 days after receipt of written notice thereof from the Lender;

                  (e) the Borrower fails to comply with any of the other material covenants or agreements applicable to it in this Agreement (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after receipt of written notice thereof from the Lender;

                  (f) Any representation or warranty made or deemed made by the Borrower in this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made;

                  (g) Debt (as defined in the 9% Note Indenture) of the Borrower or any Significant Subsidiary (as defined in the 9% Note Indenture) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after receipt of written notice thereof from the Lender;

                  (h) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
its creditors; or takes any comparable action under any foreign Bankruptcy Laws;

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Borrower or any
Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Borrower or any
Significant Subsidiary for any substantial part of the Borrower's property; or

                           (iii) orders the winding up or liquidation of the
Borrower or any Significant Subsidiary;

or any similar relief is granted under any foreign Bankruptcy Laws and the order or decree remains unstayed and in effect for 60 days; or

                  (j) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent is entered against the Borrower or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after receipt of written notice thereof from the Lender.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         If an Event of Default shall have occurred, (A) if such event is an Event of Default specified in paragraph (h) or (i) of this Section 7.1 with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon such Commitment shall immediately terminate; and (ii) the Lender may by notice to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 8. MISCELLANEOUS

         8.1 Amendments and Waivers. This Agreement shall not be amended, supplemented or otherwise modified, except by written instrument which has been duly executed and delivered by each party hereto. In the case of any waiver of the terms hereof, the parties to this Agreement shall be restored to their former positions and rights hereunder, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         8.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy or electronic mail notice, when sent and receipt has been confirmed, addressed as follows (or to such other address as may be hereafter notified by any of the respective parties hereto):

         Borrower:                          Revlon Consumer Products Corporation
                                            625 Madison Avenue
                                            New York, New York 10022
                                            Attention: Larry Winoker
                                            Telecopy: (212) 527-5250
                                            E-mail:  laurence.winoker@revlon.com

         With a copy to:                    Revlon Consumer Products Corporation
                                            625 Madison Avenue
                                            New York, New York 10022
                                            Attention:  Robert Kretzman
                                            Telecopy:  (212) 527-5693
                                            E-mail:  robert.kretzman@revlon.com

         Lender:                            MacAndrews & Forbes Holdings Inc.
                                            35 East 62nd Street
                                            New York, New York 10021
                                            Attention:  General Counsel
                                            Telecopy:  (212) 572-5056
                                            Email: barry.schwartz@mafgrp.com

provided, that any notice, request or demand to or upon the Lender pursuant to Sections 2 and 3 shall not be effective until received.

         8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         8.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         8.5 Payment of Expenses; General Indemnity. The Borrower agrees (a) to pay or reimburse the Lender for all of its reasonable out-of-pocket attorneys' fees and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, (b) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, (c) to pay, indemnify, and to hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by the Borrower in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold harmless the Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) with respect to the execution, delivery, consummation, enforcement, performance and administration of this Agreement and any such other documents (all of the foregoing, collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The agreements in this Section 8.5 shall survive the termination of the Commitment and the repayment of the Loans and all other amounts payable hereunder.

         8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns and, except as set forth below, neither the Borrower nor the Lender may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement, or the Lender's obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Lender to any Affiliate of the Lender (other than REV Holdings LLC) over which the Lender or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights provided any such assignee assumes the obligations of the Lender hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Lender. Notwithstanding the foregoing, no such assignment shall relieve the Lender of its obligations hereunder if such assignee fails to perform such obligations. Without complying with the provisions of this Section 8.6, the Lender may satisfy its obligations under Sections 2.1 or 2.2 hereof by causing an Affiliate of the Lender (other than REV Holdings LLC) to satisfy its obligations under such Sections.

         8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 Integration. This Agreement represents the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender for the benefit of the Borrower relative to the subject matter hereof not expressly set forth or referred to herein.

         8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         8.12 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      REVLON CONSUMER PRODUCTS CORPORATION


                                      By: /s/ Robert K. Kretzman
                                         --------------------------------------
                                         Name:  Robert K. Kretzman
                                         Title: Senior Vice President, General
                                                Counsel and Secretary


                                      MACANDREWS & FORBES HOLDINGS INC.


                                      By: /s/ Todd Slotkin
                                         --------------------------------------
                                         Name:  Todd Slotkin
                                         Title: Chief Financial Officer
                                                and Executive Vice President






                     [Supplemental Line of Credit Agreement]